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                                                                      Exhibit 99


                            NATIONAL CITY CORPORATION
                         CORPORATE GOVERNANCE GUIDELINES


GENERAL PHILOSOPHY

            The board of directors of National City Corporation ("National City") sets high standards for National City's employees, officers, and board of directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the board of directors to serve as a prudent fiduciary for stockholders and to oversee the management of National City's businesses. To fulfill its responsibilities and to discharge its duty, the board of directors follows the procedures and standards that are set forth in these guidelines.


BOARD OF DIRECTOR FUNCTIONS

The board of directors shall:

      -     Review and approve strategic plans to enhance stockholder value

      -     Review corporate performance

      - Oversee and evaluate management's systems for internal control, financial reporting and public disclosure

      -     Establish corporate governance standards

      -     Oversee and evaluate senior management performance and compensation

      - Plan for effective succession of the chief executive officer and senior management

      -     Be apprised of relations with stockholders

      -     Set a tone for a climate of corporate trust and confidence

      -     Set standards for director qualification

      -     Set standards for director orientation and continuing education

      -     Undertake an annual performance evaluation of the board of directors


DIRECTOR QUALIFICATIONS

            The board of directors shall have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating and Board of Directors Corporate Governance Committee is responsible for reviewing with the board of directors, on an annual basis, the requisite skills and characteristics of members of the board of directors. This assessment will include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. Nominees for directors will be selected by the Nominating and Board of Directors Governance Committee in accordance with the policies and principles of its charter and these Corporate Governance Guidelines. Stockholders may submit the name and qualifications of candidates for the board of directors to the Chairman of the


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                                                                      Exhibit 99


Nominating and Board of Directors Governance Committee. Each stockholder recommendation that is supported by adequate information about the candidate's qualifications will be evaluated by the Nominating and Board of Directors Governance Committee.

            There should be no more than 15 members on the board of directors. No director may serve on more than four (4) other public company boards of directors. To preserve independence and to avoid conflicts of interest, each director shall advise the Chairman of the Nominating and Board of Directors Corporate Governance Committee in advance of accepting an invitation to serve on another public company board of directors.

The following standards shall be used to determine director qualification:

      - Experience as a Chief Executive Officer, member of senior management or director of a nationally recognized or otherwise significant business corporation, educational institution or not-for-profit organization.

      - Not older than 67 years of age, provided, however, that the board of directors may determine that a person up to age 70 is eligible for election as a director when such person is serving as the chief executive officer of a nationally recognized business corporation, educational institution, or not-for-profit organization.

      - Serves on no more than four (4) other publicly held corporation boards of directors.

      - Serves on no more than two (2) other audit committees of the boards of directors of publicly held corporations.

      - Beneficially owns at least 12,000 shares of National City Common Stock within three years of becoming a director.

      - May not be or be affiliated with a service provider to National City such as an attorney, accountant or consultant.

      - The individual has particular skills or expertise that enhance the overall composition of the board of directors.

            There is no specified term limit that a director may serve on the National City board of directors. The Nominating and Board of Directors Governance Committee will review each director's performance annually to assess independence, attendance, and overall performance. A director is required to submit a letter of resignation to the board of directors upon the loss of principal employment prior to normal retirement age, however, at the discretion of the Nominating and Board of Directors Governance Committee, the director may be nominated for one additional one-year term as a director.


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                                                                      Exhibit 99


EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

            Annually, the board of directors shall hold at least two (2) executive sessions without management and the chief executive officer and in addition, at least two (2) executive sessions with the chief executive officer present, but without senior management. The Chairman of the Nominating and Board of Directors Governance Committee shall preside at the executive sessions of the board of directors.

COMMUNICATIONS WITH NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS

An employee, officer or other interested party who has an interest in communicating with non-management members of the board of directors may do so by directing the communication to the Chairman of the Nominating and Board of Directors Governance Committee. The Chairman of the Nominating and Board of Directors Governance Committee is the presiding director for non-management sessions of the board of directors. Confidential messages for the Chairman of the Nominating and Board of Directors Governance Committee may be delivered through the COMPLIANCE HOTLINE AT: 1-877-465-3438.


DIRECTOR RESPONSIBILITY

            Directors must exercise sound business judgment and act in what they reasonably believe to be the best interests of National City and its stockholders. In discharging this obligation, directors may reasonably rely on the honesty and integrity of National City's management as well as that of its general auditor and independent auditor.

            National City will purchase reasonable directors' and officers' liability insurance for the benefit of its board of directors and management. In addition, directors and management shall be entitled to reasonable indemnification to the fullest extent permitted by the law of the State of Delaware and Article 6 of the National City Corporation First Restatement of By-laws.

            In order to effectively oversee the management of National City, all directors are expected to attend meetings of the board of directors and meetings of committees of the board of directors of which they are members. Directors who attended less than seventy-five percent (75%) of meetings of the board of directors and meetings of committees of the board of directors of which they are members for two (2) consecutive years will not be eligible for nomination to the board of directors. Directors are expected to be prepared for these meetings and to be able to devote the time required. Information and data that are important to the understanding of the business to be conducted at a board of directors or committee meeting will generally be distributed in advance of the meeting.


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                                                                      Exhibit 99


BOARD OF DIRECTORS COMMITTEES

            The board of directors will maintain an Audit Committee, a Compensation and Organization Committee, a Nominating and Board of Directors Governance Committee, and such other committees as it determines appropriate. All of the members of the Audit Committee, Compensation and Organization Committee and Nominating and Board of Directors Governance Committee shall be independent directors under the criteria establish by these Corporate Governance Guidelines.


INDEPENDENT DIRECTORS

"Independent director" means that the director (including any member of the director's immediate family):

      - within the last five (5) years, has not received more than $100,000 per year in direct compensation from National City and its affiliates other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

      - within the last five (5) years has not been affiliated with or employed, by an (present or former) auditor of National City or an affiliate of National City;

      - within the past five (5) years, has had no personal service relationships and has not been affiliated with an organization that has had a personal service relationship with National City, or with a member of National City's senior management;

      - within the past (5) years, has not accepted any fee or compensation from National City other than director's fees and compensation;

      - within the last five (5) years, has not had any material business relationship (such as commercial, industrial, consulting, legal, or accounting) with National City for which National City has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; and

      - within the past five (5) years, has not been part of an interlocking directorate in which an executive officer of National City serves on the compensation committee or a committee of a similar nature of another company that concurrently employs the director.


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                                                                      Exhibit 99


            Each of the Audit Committee, the Compensation and Organization Committee and the Nominating and Board of Directors Governance Committee shall have written charters. These charters will address each committee's purpose, duties, goals and responsibilities as well as qualifications for committee membership, procedure for committee member appointment and removal, committee structure and operations, and committee reporting to the board of directors. Each charter shall be posted on the National City web site.

            The board of directors and each committee shall have the power to engage independent legal, financial or other advisors as it may deem necessary, without consulting or obtaining the approval of the board of directors or management of National City in advance.

            The Audit Committee shall have exclusive authority to engage and terminate National City's independent auditor. The Audit Committee shall also pre-approve all engagements of the public auditor for all non-audit services. Fees paid to the public auditor for non-audit services should not exceed the sum of the fees paid for audit and audit-related services.

            The Nominating and Board of Directors Governance Committee shall have exclusive authority to engage and terminate any consultant or search firm utilized to identify or recruit director candidates and to nominate directors for election by stockholders.

            The Compensation and Organization Committee shall have exclusive authority to set the compensation of the chief executive officer and senior management.


DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES

            Directors have full and free access to officers and employees of National City. Any meetings or contacts that a director wishes to initiate may be arranged through the chief executive officer or the secretary or directly by the director. Directors should use their judgment to ensure that any such contact is not disruptive to the business operations of National City.


DIRECTOR COMPENSATION

            The form and amount of director compensation are determined by the Nominating and Board of Directors Governance Committee in accordance with policies and principles set for in its charter. The Nominating and Board of Directors Governance Committee will conduct an annual review of the director compensation.

            In order to maintain independence for members of the Audit Committee, members of the Audit Committee may not directly or indirectly receive fees or other compensation


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for services as a consultant, legal advisor or financial advisor, regardless of the amount. Due to the Audit Committee's time commitment and responsibilities, Audit Committee members may receive reasonable fees and compensation that are greater than those paid to other directors.


DIRECTOR ORIENTATION AND CONTINUING EDUCATION

            All new directors must participate in a comprehensive orientation to acquaint them with National City's strategy, long-range plans, financial statements, properties and operations, corporate governance guidelines, and the code of ethics. The orientation program will introduce new directors to National City's principal executives, its general auditor, and its independent auditor. All other directors are invited to attend the orientation program.

            From time to time, directors will receive information and updates on legal and regulatory changes that affect National City, the directors and the employees.


CRISIS MANAGEMENT

            The board of directors shall be proactive in the context of any governance, compliance or business crisis affecting National City. The board of directors will work with management and any outside advisors in order to assess a crisis situation and choose a proper course of action. The board of directors will use its best efforts to maintain and preserve the value, integrity and control of National City.


ANNUAL PERFORMANCE EVALUATION

            The board of directors will conduct an annual self-evaluation of itself and its committees to determine whether they are functioning effectively. The Nominating and Board of Directors Governance Committee will survey and receive comments from each director and report annually to the board of directors with an assessment of the board of director's performance.


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